Exhibit 10.5

RESIGNATION AND RELEASE OF CLAIMS

This Resignation and Release of Claims (this “Agreement”) is entered into this      day of             , 2014, by and among Commerce Union Bancshares, Inc., a Tennessee corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal place of business at 701 South Main Street, Springfield, Robertson County, Tennessee 37172 (the “Company”); Commerce Union Bank, a Tennessee banking corporation and wholly-owned subsidiary of Company with its principal place of business at 701 South Main Street, Springfield, Robertson County, Tennessee 37172 (the “Bank”); and the undersigned individual (the “Director”) (collectively the “Parties” and each individually a “Party”). When used herein, the term “Bank” shall include the Surviving Bank.

WHEREAS, Director was one of the original organizers of Bank and has dedicated his or her time and attention to the growth and well-being of Bank since its inception; and

WHEREAS, Director has determined that it is in the best interest of Company and Bank that Director resign from the boards of directors of Company and Bank and that the vacant board seats created by Director’s resignations be filled by an individual or individuals currently serving on the board of directors of Reliant Bank, a Tennessee banking corporation with its principal place of business at 1736 Carothers Parkway, Suite 100, Brentwood, Williamson County, Tennessee 37027 (“Reliant”), all at and as of the Effective Time of the Merger; and

WHEREAS, Company and Bank desire to have the continued support and loyalty of Director as Company continues to grow and prosper as a public, reporting company whose securities are traded on a national securities exchange; and

WHEREAS, Director is willing to enter into this Agreement for the consideration, and to abide by the terms of this Agreement for the Term, set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and sufficient consideration, the Parties agree as follows:

Section 1. Definitions. Capitalized terms used but not defined in this Agreement shall have the same meanings ascribed to such terms in that certain Agreement and Plan of Merger, dated April 25, 2014 (the “Definitive Agreement”), entered into by and among Company, Bank, and Reliant.

Section 2. Resignation. Director hereby resigns from the board of directors of each of Company and Bank, such resignations to be effective at and as of the Effective Time of the Merger.

Section 3. Remuneration. In consideration of this Agreement and Director’s faithful service as a member of the boards of directors of both Company and Bank, Company or Bank will pay Director, in one lump sum payment not later than 10 Business Days after the Effective Time of the Merger, the sum of $10,000.00 (the “Consideration”), which payment shall be subject to applicable withholdings.

Section 4. Term. Director’s obligations hereunder shall continue for 24 calendar months following the Effective Date.

Section 5. Obligations of Director Following Resignation. Director agrees that he/she will, during the Term and as a condition of receiving the Consideration stated in Section 3 above:

(a) Continue to support Company and Bank in the communities in which they do business;

(b) Refrain from joining the board of directors of or being employed in any capacity with any other regulated financial institution;

(c) Refrain from working, in either a paid or unpaid capacity, with any individual or group of individuals in connection with organizing a new bank, credit union, mortgage company, or other financial institution that would, if organized, compete with the Surviving Bank in any of its markets;

(d) Refrain from soliciting any employees of Bank to leave the employment of Bank;

(e) Refrain from encouraging customers of Bank to move their business to any other financial institution;

(f) Refrain from disclosing any confidential or proprietary information of or regarding Company, Bank, any subsidiary or affiliate of Company or Bank, or any customer of Bank. Director recognizes and acknowledges that knowledge of the business activities and plans for business activities of Company and Bank, and their subsidiaries and affiliates, as the same may exist from time to time, is a valuable, special, and unique asset of Company and Bank. Director will not, during or after the Term, disclose any knowledge of the past, present, planned, or considered business plans or activities of Company or Bank, or any of their subsidiaries or affiliates, to any individual, firm, corporation, or other entity for any reason or purpose whatsoever; provided, however, that Director may disclose any knowledge of banking, financial, and/or economic principles, concepts, or ideas which is not derived from the business plans or activities of Company or Bank, or any of their subsidiaries or affiliates. In addition to the foregoing, Director recognizes and acknowledges that he/she has an ongoing duty to protect the privileged and confidential financial and personal information of Bank customers in accordance with state and federal privacy laws and regulations; and

(g) Within five Business Days after Director’s resignation as provided for in Section 2 above, return and surrender to Company and Bank all Company and/or Bank property, including without limitation (i) all electronic and hard copy documents, records, and files in Director’s possession that relate to Director’s service on the boards of directors of Company and Bank, including e-mails; (ii) all Company and/or Bank manuals and all documents relating to Company’s and/or Bank’s products, services, plans, or operations; (iii) all computers and other electronic devices, including smartphones and tablets, issued by Company or Bank to Director; (iv) all security badges and keys; and (v) all other Company or Bank property that Director received or obtained in the course of Director’s service on the boards of directors of Company and Bank.

Section 6. Release of Claims. In exchange for the valuable consideration set forth herein, Director hereby forever releases Company and Bank from any and all charges, complaints, claims, liabilities, obligations, actions, causes of action, suits, demands, costs, losses, damages, and expenses, of any nature whatsoever, known or unknown, including, but in no way limited to, any claims under Title VII of the Civil Rights Act of 1964 (Title VII); the Age Discrimination in Employment Act (ADEA); the Americans with Disabilities Act (ADA); the Employee Retirement Income Security Act of 1974, as amended (ERISA); 42 U.S.C. § 1981; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (OSHA); the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq. (FMLA); the federal False Claims Act; the Tennessee Human Rights Act, Tenn. Code Ann. §§ 4-21-101 et seq. (THRA); any claim based on express or implied contract; any claims of promissory estoppel; any claim arising in tort, including, but in no way limited to, claims for libel, slander, defamation, intentional infliction of emotional distress, or negligence; any claim for wrongful discharge, any constitutional claims, or any claim under any laws relating to the violation of public policy, retaliation, or compensation; any claims arising under employment, discrimination, or whistleblower laws; and any claims under any other applicable federal, state, or local law, regulation, ordinance, or order, at common law or otherwise, which Director now has, owns, or holds, or claims to have, own, or hold, or which he/she at any time heretofore had, owned, or held, or claimed to have, own, or hold, against Company and/or Bank. It is agreed that this is a general release and, as such, it is to be broadly construed as a release of all claims; provided that this section expressly does not include a release of any claims that cannot be released hereby under applicable law. Director hereby acknowledges that he/she has received from Company and/or Bank all compensation which he/she is owed by Company and/or Bank or to which he/she is entitled by law, except the Consideration provided for in Section 3 above. Director further acknowledges that he/she has reported any and all workplace injuries that he/she has incurred or suffered to date in the course of his/her duties on behalf of Company and/or Bank.

Section 7. Breach of Agreement by Director. Director acknowledges and agrees that the provisions of this Agreement are fair and reasonable and necessary to protect the legitimate business interests of Company and Bank. Further, Director acknowledges and agrees that irreparable damage to Company and Bank, not easily measured or not capable of being measured in economic or monetary damages, would occur in the event of any breach or threatened breach by Director of any of the provisions of this Agreement. Accordingly, it is agreed that Company and Bank shall be entitled to injunctive or other equitable relief, and to enforce specifically the terms and provisions of this Agreement, in any court of the United States or any state having jurisdiction, in the event of any breach or threatened breach by Director of any provision of this Agreement (without securing or posting of any bond), this being in addition to any other remedy or relief to which Company or Bank may be entitled at law or in equity.

Section 8. Disclosures. Director understands that Company will be required to disclose the terms of this Agreement, including the Consideration, in one or more public filings with the Securities and Exchange Commission and in Company’s Joint Proxy Statement in connection with the Merger.

Section 9. Miscellaneous.

(a) Amendment; Waiver. This Agreement may be amended only by a written instrument executed by each of the Parties hereto. Any provision of this Agreement may be waived by the Party or Parties entitled to the benefits thereof, provided that any such waiver must be in writing and executed by the Party or Parties granting such waiver.

(b) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument. A facsimile or other electronic copy of a signature page to this Agreement shall be deemed to be, and shall have the same force and effect as, an original signature page.

(c) Governing Law. This Agreement shall be governed by, and construed, interpreted, and enforced in accordance with, the laws of the State of Tennessee, including its law of privilege, without regard to conflict of laws principles.

(d) Any notices or other communications required or permitted under or related to this Agreement shall be in writing and shall be deemed given, delivered, and effective: (i) when delivered, if delivered personally; (ii) on the third Business Day after mailing, if mailed, postage prepaid, by first class certified mailed (return receipt requested); or (iii) on the first Business Day after mailing, if sent by a nationally recognized overnight delivery service, in each case to the Parties at the following addresses (or such other addresses as the Parties may designate from time to time by notice given in accordance with this Section 9(d)):

If to Company or Bank:	With a copy to:

Commerce Union Bancshares, Inc.	Butler Snow LLP
Commerce Union Bank	Attention: Kathryn Reed Edge
Attention: Ron DeBerry	150 3rd Avenue South, Suite 1600
701 South Main Street	Nashville, TN 37201
Springfield, TN 37172

If to Director:	To the address for Director designated by Director and set forth below Director’s signature on the signature page to this Agreement

(e) Entire Agreement; Third Party Beneficiaries. This Agreement represents the entire, integrated understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings, and arrangements, whether written or oral, between or among the Parties with respect to such subject matter. This Agreement is made solely for the benefit of the Parties hereto and their respective heirs, executors, administrators, legal and personal representatives, successors, and assigns, and no other Person shall acquire or have any rights under or by virtue of this Agreement.

(f) Severability. In the event any term or provision of this Agreement is held to be invalid, illegal, or unenforceable for any reason or in any respect, (i) such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity, legality, or enforceability of the remainder of this Agreement, which shall remain in full force and effect enforceable in accordance with its terms, and (ii) the Parties shall use their reasonable best efforts to substitute for such invalid, illegal, or unenforceable term or provision an alternative term or provision which, insofar as practicable, implements the original purposes and intent of this Agreement, and if the parties are unable to agree upon such a substitute alternative term or provision, any court of competent jurisdiction shall have the authority to modify the offending term or provision to the extent necessary to render it enforceable to the maximum extent permissible under applicable law.

(g) Assignment. Director may not assign this Agreement or any of Director’s rights, interests, or obligations hereunder. Company and Bank may assign this Agreement and any or all of their rights, interests, and obligations hereunder to any successor to or assign of Company and/or Bank, as applicable. Subject to the preceding two sentences, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, executors, administrators, legal and personal representatives, successors, and assigns.

(h) Attorneys’ Fees. In the event of any claim, action, suit, or proceeding arising out of or in any way relating to this Agreement, the prevailing Party or Parties shall be entitled to recover from the non-prevailing Party or Parties all reasonable fees, expenses, and disbursements, including, without limitation, reasonable attorneys’ fees and court costs, incurred by such prevailing Party or Parties in connection with such claim, action, suit or proceeding, in addition to any other relief to which such prevailing Party or Parties may be entitled.

(i) Interpretation. Any singular term used in this Agreement shall be deemed to include the plural, and any plural term the singular. Any gender reference in this Agreement shall be deemed to include all genders.

(j) Section 409A Compliance. The Parties intend that any amounts or benefits payable or provided under this Agreement comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder so as not to subject Director to the payment of tax, interest, or tax penalty which may be imposed under Code Section 409A. Specifically, the payment provided for in Section 3 above does not qualify as deferred compensation under Code Section 409A and the regulations promulgated thereunder, as such payment is actually or constructively received before the last day of the applicable two and one-half month time period, as further set forth in 26 C.F.R. 1.409A-1(b)(4) and in Section 3 hereof. The provisions of this Agreement shall be interpreted in a manner consistent with this intent. In furtherance thereof, to the extent that any provision hereof would otherwise result in Director being subject to payment of tax, interest, or tax penalty under Code Section 409A, the Parties agree to amend this Agreement in a manner that brings this Agreement into compliance with Code Section 409A and preserves to the maximum extent possible the economic value of the relevant payment or benefit under this Agreement to Director.

(k) Effectiveness of Agreement. This Agreement is contingent on the consummation of the Merger and shall be effective at and as of the Effective Time of the Merger.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned Director and a duly authorized representative of Company and Bank have affixed their signatures hereto, effective on the date first written above.

COMMERCE UNION BANCSHARES, INC.

William R. (Ron) DeBerry, President and CEO

COMMERCE UNION BANK

William R. (Ron) DeBerry, President and CEO

DIRECTOR

Signature

Print Name:

Address

Address (cont.)

City	State	Zip

(Signature Page to Resignation and Release of Claims)